Exhibit  10.14(e)

AMENDMENT NO. 4 TO THE
TRADEMARK LICENSE AGREEMENT

THIS AMENDMENT NO, 4 dated and effective as of April 1, 2008 (this "Amendment") is to the Trademark License Agreement (the "License Agreement") dated April 17, 2000 and Amendment No, 1 dated May 1, 2002 and Amendment No. 2 dated December 1, 2004 and Amendment No, 3 dated May 15, 2006 between The Procter & Gamble Company, an Ohio corporation ("Licensor"), and Magla Products LLC, a New Jersey limited liability company ("Licensee").

RECITALS

WHEREAS, Licensor and Licensee have entered into the License Agreement; and

WHEREAS, Licensor and Licensee each desire to amend certain terms of the License Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.   Amendments to License Agreement.

1.1 Term.

The date by which the License Agreement shall terminate is hereby changed to December 31, Ull   Accordingly, the first sentence of Section 3 (Tenn) of the License Agreement is hereby amended by substituting the date "December 31, Ull   for the date "December 31,Ull  in such Section.

The remainder of Section 3 is not amended and remains in full force and effect.

1.2 Royalties.

Section 8. A. (i) (Royalties) is hereby amended by replacing it with the following:

A. (i) Royalties
Licensee shall pay Licensor a royalty of  Ull    of Net Sales of the Products.

(ii) Yearly Sales Projections for Gloves and Wipes
This section is deleted.

The remainder of Section 8 (A) is not amended and remains in full force and effect.

1.3 Minimum Royalties

Section 8 (B) (Minimum Royalty) of the License Agreement is hereby amended by replacing it with following:

B. (i) Minimum Royalties - for Gloves and Wipes

Regardless of the amount of Net Sales, Licensee shall pay Licensor a Minimum Annual Royalty of U.S. 1111111111111 11111 11111111 1111  to be paid to Licensor during the term of this Agreement. Said Minimum Royalty shall be paid on or before December 31 of each Contract Year.

1.4 Termination

Section 11 (A) (Termination) the following shall be added;

(viii) if Licensee fails to meet the Minimum Net Sales required for any Contract Year as set forth below:

Contract Year	Minimum Net Sales
Ull
Ull
Ull

1.5 Miscellaneous

Section 15(M) is amended to substitute the last line "Licensor reserves.... affiliated with Licensor" with "This AGREEMENT may be assigned in whole or part by P&G to any THIRD PARTY."

1.6.Amendment No. 1

Paragraph 2.7 of Amendment No. I to the Trademark License Agreement amending Section 1 1(A)(vi) of the License Agreement, the following language is hereby added at the end of such amendment: ". . , or a majority of the voting interests in Licensee are owned by individuals and/or entities who are reasonably satisfactory to Licensor,"

2.
Effect of Amendments to License Agreement. To the extent the terms and conditions of the License Agreement conflict with the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and supersede those of the License Agreement.

3.
Remaining Terms and conditions  of License Agreement. This Amendment amends certain provisions of the License Agreement but shall not constitute a waiver, amendment or modification of any provision of the License Agreement not expressly referred herein. Except as expressly amended and modified herein, the provisions of the License Agreement shall remain in full force and effect.

4.	Counterparts. This Amendment may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one and the same original.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without respect to its conflicts of law principle.

6.
Effects of Amendment, Representations, Warranties and Agreements. All amendments to the License Agreement affected by this Amendment, and all other covenants, agreements, terms and provisions of this Amendment shall have effect as of the Effective Date unless expressly stated otherwise. This Amendment shall be effective as of the date that copies hereof have been executed and delivered by each of the Licensor and Licensee. From and after the date hereof, all references made in the License Agreement to "the Agreement" and "this Agreement" shall be a reference to the License Agreement as amended by this Amendment No. 4 to the License Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date above Written.

THE PROCTER & GAMBLE COMPANY		MAGLA PRODUCTS, LLC

By:	/s/ Jeffery D. Woodman	By:	/s/ Jordan Glatt

Jeffery D. Woodman		Jordan Glatt
Vice President		President
External Business Development

Date:	May 6, 2008	Date:	4/30/2008